Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: InvestorRelations@AltisourceAMC.com

Altisource Asset Management Corporation Announces Hiring of Co-Chief Executive Officer

CHRISTIANSTED, U.S. Virgin Islands, January 13, 2020 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced the hiring of Indroneel Chatterjee as the Company’s new Co-Chief Executive Officer, effective January 13, 2020 (the “Effective Date”). Mr. Chatterjee will also become a member of the Company’s Board of Directors on the Effective Date.

The current Chief Executive Officer, George Ellison, will continue as co-Chief Executive Officer and Chairman and be responsible for managing the Company’s existing business including the asset management agreement with Front Yard Residential Corporation (“Front Yard”). Mr. Chatterjee was hired as an additional resource for AAMC and will be responsible for implementing new business.

Mr. Chatterjee has served as a consultant to various businesses since March 2019. He previously served as Senior Vice President, New Business Initiatives of Altisource Solutions, Inc. from September 2018 to March 2019. Altisource Solutions, Inc. is a subsidiary of Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) (“ASPS”), an integrated service provider and marketplace for the real estate and mortgage industries. Mr. Chatterjee served as Chief Financial Officer of ASPS from October 2017 to August 2018. Prior to joining ASPS, he served as Head of Credit Solutions, Global Markets at Nomura Securities, an investment banking firm, from January 2017 to September 2017 and as Executive Director on the fixed income trading desk at Nomura from August 2014. Mr. Chatterjee also held the positions of Investment Analyst, Absolute Return Income Fund for Perry Capital from March 2013 to April 2014, Executive Director for UBS Securities LLC from November 2009 to March 2013 and Vice President, High Yield Research for AIG Global Investment Group from October 2006 to November 2009. He holds a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania.

Mr. Chatterjee will also receive an initial equity award, which award will be made outside of the Company’s 2012 Equity Incentive Plan (the “Plan”) but will otherwise be subject to the terms and conditions of the Plan. Such initial equity award will be an “inducement award” for purposes of NYSE American Rule 711(a), an exemption from shareholder approval requirements for inducement awards. The equity award will consist of options to purchase 60,000 shares of common stock and 60,000 restricted shares. The options will be subject to vesting following the achievement of certain trading price targets and further time-based vesting criteria thereafter. The restricted shares will vest annually over a four-year period following the date of grant.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-core assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of third party vendors to effectively perform their obligations under their respective agreements with AAMC or Front Yard; the effects of potential redemptions of our Series A Preferred Stock commencing in March 2020, including our ability to pay with funds legally available therefor or renegotiate the terms thereof; our failure to maintain Front Yard’s qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.